UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2005

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In accordance with general instruction B.2 of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

The Registrant’s Chairman is scheduled to make a presentation at the conclusion of AmSouth’s Annual Meeting of Shareholders on April 21, 2005.

A copy of the visual presentation is being furnished as Exhibit 99.1 to this report, substantially in the form intended to be used.

The presentation includes certain amounts and ratios that exclude expenses incurred in connection with settlement agreements described in previous filings made by AmSouth with the Securities and Exchange Commission. A reconciliation of these amounts and ratios to the amounts and ratios as reported under generally accepted accounting principles is attached hereto as Exhibit 99.2. These expenses represent matters that are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business. Therefore, the presentation of this information is useful to investors in analyzing AmSouth’s financial condition and results of operations.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Regulation FD as part of this current report on Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Exhibit Index

Exhibit No.	Exhibit

99.1	Visual Presentation of April 21, 2005

99.2	Reconciliation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ Carl L. Gorday
Name:	Carl L. Gorday
Title:	Assistant Secretary

Date: April 21, 2005